UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

ADDUS HOMECARE CORPORATION

(Exact Name of Registrant as Specified in Its Charter)

Delaware	20-5340172
(State of Incorporation or Organization)	(I.R.S. Employer Identification No.)

2401 South Plum Grove Road Palatine, Illinois	60067
(Address of Principal Executive Offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class to be so Registered	Name of Each Exchange on Which Each Class is to be Registered
Common Stock, par value $0.001 per share	The NASDAQ Stock Market LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box.    ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box.    ☐

Securities Act registration statement file number to which this form relates (if applicable): 333-160634

Securities to be registered pursuant to Section 12(g) of the Act: None

Item 1.	Description of Registrant’s Securities to be Registered

A description of the Common Stock, par value $0.001 per share (the “Common Stock”), of Addus HomeCare Corporation, a Delaware corporation (the “Registrant”), is set forth under the caption “Description of Capital Stock” in the prospectus constituting a part of the Registrant’s Registration Statement on Form S-1 (Registration No. 333-160634), initially filed with the Securities and Exchange Commission on July 17, 2009, as amended by any amendments to such Registration Statement, which description is incorporated herein by reference. The description of the Common Stock included in any form of prospectus subsequently filed by the Registrant pursuant to Rule 424(b) of the Securities Act of 1933, as amended, shall also be deemed to be incorporated herein by reference.

Item 2.	Exhibits

Because no other securities of the Registrant are registered on The NASDAQ Stock Market LLC, and the securities being registered by this Form 8-A are not being registered pursuant to Section 12(g) of the Securities Exchange Act of 1934, no exhibits are required to be filed with this Form 8-A.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

ADDUS HOMECARE CORPORATION

By:	/s/ Mark S. Heaney
Name:	Mark S. Heaney
Title:	President and Chief Executive Officer

Dated: October 22, 2009

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